Exhibit 10.1

AMENDMENT NO. 5 TO Financing AGREEMENT

This AMENDMENT NO. 5 TO FINANCING AGREEMENT (this “Agreement”) dated as of April 5, 2024 (the “Amendment No. 5 Effective Date”), is made by and among Beachbody, LLC, a Delaware limited liability company (the “Borrower”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”) and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrower, the Parent, the other Guarantors and the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to that certain Financing Agreement, dated as of August 8, 2022 (as amended by that certain Amendment No. 1 to Financing Agreement, dated as of October 4, 2022, that certain Amendment No. 2 to Financing Agreement, dated as of July 24, 2023, that certain Consent No. 1 and Amendment No. 3 to Financing Agreement, dated as of January 9, 2024, and that certain Consent No. 2 and Amendment No. 4 to Financing Agreement, dated as of February 29, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Financing Agreement, after giving effect to this Agreement, are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Financing Agreement and the other Loan Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, effective as of the Amendment No. 5 Effective Date:

(a) Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in proper alphabetical order:

““Amendment No. 5” means that certain Amendment No. 5 to Financing Agreement, dated as of April 5, 2024, by and among the Borrower, the Collateral Agent, the Administrative Agent and the Lenders party thereto.”

““Amendment No. 5 Effective Date” means the Amendment No. 5 Effective Date, as such term is defined in Amendment No. 5.”

““Amendment No. 5 Prepayment Amount” means the Amendment No. 5 Prepayment Amount, as such term is defined in Amendment No. 5.”

““Second Amendment Prepayment Amount” means the Second Amendment Prepayment Amount, as such term is defined in the Second Amendment.”

(b) The definition of “Excess Cash Flow” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety as follows:

““Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) the Second Amendment Prepayment Amount, the Amendment No. 5 Prepayment Amount and all scheduled principal payments (excluding any principal payments made pursuant to Section 2.05(b)) on the Loans made during such period, and all scheduled principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness), (iv) taxes paid in cash by such Person and its Subsidiaries for such period, (v) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period, (vi) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period), (vii) to the extent financed from Internally Generated Cash of Parent or any Subsidiary, (A) an amount equal to the cash portion of any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business to the extent such amounts are added to Consolidated Net Income in the determination of Consolidated EBITDA for such period, (B) an amount equal to the aggregate net non-cash gain on Dispositions by Parent or any Subsidiary during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at Consolidated Net Income for such period and the net cash loss on Dispositions to the extent such amounts are otherwise added to arrive at Consolidated Net Income for such period, (C) the amount of Investments made in cash pursuant to clause (dd) of the definition of “Permitted Investments” during such period so long as such Investment is made in an unaffiliated third party, (D) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and its Subsidiaries during such period that are made in connection with any payment, prepayment or redemption of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, (E) the amount of Restricted Payments paid in cash during such period pursuant to clauses (a), (b), (f) and (g) of the definition of Permitted Restricted Payments, in each case to the extent financed with Internally Generated Cash of Parent or any Subsidiary, and (F) the aggregate amount of expenditures in respect of obligations under derivative instruments actually paid in cash by Parent and its Subsidiaries during such period to the extent such payments are not deducted in calculating Consolidated Net Income.

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for Parent and its Subsidiaries on a consolidated basis.”

(c) Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(a) Minimum Revenue. Permit Revenues of the Parent and its Subsidiaries for any fiscal quarter period of the Parent set forth below, calculated as of the last day of such fiscal quarter, to be less than the amount set forth opposite such date, as evidenced by the financial statements delivered or required to be delivered for such fiscal quarter pursuant to Section 7.01(a)(ii):

Quarter Ending	Minimum Revenues
September 30, 2022 (for the fiscal quarter then ended)	$133,000,000
December 31, 2022 (for the two consecutive fiscal quarter period then ended)	$263,000,000
March 31, 2023 (for the three consecutive fiscal quarter period then ended)	$386,000,000
For the standalone fiscal quarter ended June 30, 2023	$100,000,000
For the standalone fiscal quarter ended September 30, 2023	$100,000,000
For the standalone fiscal quarter ended December 31, 2023	$100,000,000
For the standalone fiscal quarter ended March 31, 2024	$100,000,000
For the standalone fiscal quarter ended June 30, 2024	$100,000,000
For the standalone fiscal quarter ended September 30, 2024	$100,000,000
For the standalone fiscal quarter ended December 31, 2024	$100,000,000
For the standalone fiscal quarter ended March 31, 2025	$110,000,000
For the standalone fiscal quarter ended June 30, 2025	$110,000,000
For the standalone fiscal quarter ended September 30, 2025	$110,000,000
For the standalone fiscal quarter ended December 31, 2025	$110,000,000”

(d) Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(b) Liquidity. Permit Liquidity to be less than (i) at any time from the period commencing on the Effective Date through and including December 31, 2022, $10,000,000, (ii) at any time from the period commencing January 1, 2023 through the Second Amendment Effective Date, $12,500,000, (iii) at any time from the period commencing on the Second Amendment Effective Date through the Consent Effective Date, $20,000,000, (iv) at any time from the period commencing on the Consent Effective Date through the Consent No. 2 Effective Date, $19,000,000, (v) at any time from the period commencing on the Consent No. 2 Effective Date through and including March 31, 2024, $17,000,000, (vi) at any time from the period commencing April 1, 2024 through the Amendment No. 5 Effective Date, $22,000,000 and (vii) at any time from the period commencing on the Amendment No. 5 Effective Date through and including the Final Maturity Date, $18,000,000.”

Section 3. Representations and Warranties. The Borrower represents and warrants to each Agent and the Lenders that, as of the date of this Agreement, after giving effect to the terms of this Agreement:

(a) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant thereto on or prior to the Amendment No. 5 Effective Date are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects) on and as of the Amendment No. 5 Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty is true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects) on and as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing on the Amendment No. 5 Effective Date or would result from this Agreement becoming effective in accordance with its terms.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective upon satisfaction of the following conditions:

(a) Execution. The Agents (or their counsel) shall have received from the Borrower and each Lender party to the Financing Agreement constituting Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy or electronic transmission (e.g., “pdf”) of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b) PIK Amendment Fee. The Administrative Agent shall have received from the Borrower for the account of each Initial Term Loan Lender signatory hereto holding outstanding Initial Term Loans immediately prior to the Amendment No. 5 Effective Date a fee (the “PIK Amendment Fee”) in an amount equal to 2.00% of the aggregate outstanding principal amount of the Initial Term Loans held by such Initial Term Lender immediately prior to giving effect to this Agreement and the prepayment set forth in clause (c) below, which fee will be paid in-kind in the form of an increased amount of Initial Term Loan of such Initial Term Loan Lender in accordance with Section 7 hereof;

(c) Prepayment. On or prior to the Amendment No. 5 Effective Date, the Borrower shall have, pursuant to Section 2.05(b)(i) of the Financing Agreement, voluntarily prepaid to the Administrative Agent, for the ratable account of each Lender, the Initial Term Loans in an aggregate principal amount equal to $4,000,000 (the “Amendment No. 5 Prepayment Amount”), together with (A) payment in cash of all accrued interest (other than the Term Loan PIK Amount, which shall be capitalized in accordance with Section 2.04(a) of the Financing Agreement) to the date of such payment on the aggregate principal amount of Initial Term Loans so prepaid (i.e., $11,075.04) and (B) the Prepayment Premium in an amount equal to three percent (3.0%) of such aggregate principal amount of Initial Term Loans so prepaid (i.e., $120,000) (for the avoidance of doubt, the sum of the Amendment No. 5 Prepayment Amount plus the amounts set forth in clauses (A) and (B) above shall be $131,075.04); it being understood and agreed that, (i) notwithstanding anything set forth in the Financing Agreement to the contrary (including Section 2.05(b)(i) thereof), the Amendment No. 5 Prepayment Amount shall be applied to reduce the payment of Initial Term Loans required to be repaid on the Final Maturity Date pursuant to Section 2.03 of the Financing Agreement and shall not be applied to reduce the amount of any scheduled installment of principal and (ii) as of the Amendment No. 5 Effective Date, after giving effect to the Amendment No. 5 Prepayment Amount and the capitalization of the PIK Amendment Fee in accordance with Section 7 hereof, the outstanding principal amount of the Initial Term Loans is $24,844,164.59;

(d) Amendment to Warrants. Blue Torch shall have received from the Borrower duly executed amended and restated Warrants, in form and substance satisfactory to Blue Torch;

(e) Amendment No. 5 Effective Date Certificate. The Borrower shall have delivered to the Administrative Agent a certificate signed by an Authorized Officer of the Borrower certifying as to the matters specified in Sections 3(a) and (b) above; and

(f) Payment of Fees and Expenses. The Agents shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Financing Agreement (including the fees, disbursements and other charges of Milbank LLP, as counsel to the Administrative Agent, Collateral Agent and the Lenders), in each case to the extent invoiced to the Borrower at least one (1) Business Day prior to the Amendment No. 5 Effective Date.

Section 5. No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that there has not been, and this Agreement does not constitute or establish, a novation with respect to the Financing Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than as specified herein. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent, the Collateral Agent and the Lenders under the Financing Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Financing Agreement or any of the other Loan Documents. Except as set forth herein, the Financing Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its obligations thereunder as of the date hereof. This Agreement shall not constitute a course of dealing between the Loan Parties, on the one hand, and the Administrative Agent, the Collateral Agent and the Lenders, on the other hand, at variance with the Financing Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent and the Lenders to any Loan Party to require strict compliance with the terms of the Financing Agreement and the other Loan Documents in the future, except as expressly set forth herein.

Section 6. Confirmation. The Borrower (a) confirms its obligations under the Loan Documents as of the date hereof, (b) confirms that its obligations under the Financing Agreement as modified and expanded hereby are entitled to the benefits of the pledges set forth in the Loan Documents, (c) confirms that its obligations under the Financing Agreement as modified and expanded hereby constitute Obligations and (d) agrees that the Financing Agreement as modified hereby is the Financing Agreement under and for all purposes of the Loan Documents. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect as of the date hereof, and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 7. PIK Amendment Fee. Notwithstanding anything contained in the Financing Agreement to the contrary, the PIK Amendment Fee payable to each Initial Term Lender shall, on the Amendment No. 5 Effective Date, be fully earned and payable and on such date shall be capitalized and added to the aggregate principal amount of the Initial Term Loans held by such Initial Term Lender and the Administrative Agent shall update the Register to reflect such capitalization of the PIK Amendment Fee of the Initial Term Lenders.

Section 8. Release.

The Borrower, on behalf of itself and its Subsidiaries, and each of their successors, representatives and assignees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agents and the Lenders, and each Agent’s and each Lender’s respective successors, assignees and past, present and future Related Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses (other than the defense of payment), rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, which such Releasing Party has ever had or now has against any of the Lender Parties, whether held in a personal or representative capacity, in each case, on or prior to the Amendment No. 5 Effective Date, which are based on any act, circumstance, fact, event or omission or other matter, cause or thing in any way, directly or indirectly, arising out of, connected with, in respect of or relating to the Financing Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing; provided that, for the avoidance of doubt, nothing in this paragraph shall release any obligations of the Lender Parties under the Loan Documents (or any other related agreements, instruments or documents) arising after the Amendment No. 5 Effective Date.

Section 9. Miscellaneous.

(a) This Agreement shall be limited as written and nothing herein shall be deemed to constitute an amendment or waiver of any other term, provision or condition of any of the Loan Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender or any Agent may now have or may in the future have under any of the Loan Documents. Except as herein provided, the Financing Agreement shall remain unchanged and in full force and effect. This Agreement, the Financing Agreement, the Security Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The provisions of Section 12.08 of the Financing Agreement are hereby incorporated herein, mutatis mutandis.

(b) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(c) Each of the undersigned Lenders, by its execution hereof, authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver this Agreement upon the satisfaction of the conditions precedent described above (which shall be conclusively evidenced by such Lender’s execution hereof).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

BEACHBODY, LLC
By:	/s/ Marc Suidan
Name: Marc Suidan
Title: Chief Financial Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: BLUE TORCH FINANCE, LLC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

LENDERS:

BTC HOLDINGS FUND II LLC
By:	Blue Torch Credit Opportunities Fund II LP, its sole member
By:	Blue Torch Credit Opportunities GP II LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member
BTC OFFSHORE HOLDINGS FUND II-B LLC
By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By:	Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member
BTC OFFSHORE HOLDINGS FUND II-C LLC
By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By:	Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member
BTC HOLDINGS SBAF FUND LLC
By:	Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By:	Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SBAF FUND-B LLC
By:	Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By:	Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member
BTC HOLDINGS KRS FUND LLC
By:	Blue Torch Credit Opportunities KRS Fund LP, its sole member
By:	Blue Torch Credit Opportunities KRS GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member
BLUE TORCH CREDIT OPPORTUNITIES FUND III LP
By:	Blue Torch Credit Opportunities GP III LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III LLC
By:	Blue Torch Offshore Credit Opportunities Master Fund III LP, its sole member
By:	Blue Torch Offshore Credit Opportunities GP III LLC, its general partner
By:	KPG BTC Management LLC, its managing member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SC FUND LLC
By:	Blue Torch Credit Opportunities SC Master Fund LP, its sole member
By:	Blue Torch Credit Opportunities SC GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS FUND III LLC
By:	Blue Torch Credit Opportunities Fund III LP, its Sole Member
By:	Blue Torch Credit Opportunities GP III LLC, its General Partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES FUND II LP
By:	Blue Torch Credit Opportunities GP II LLC, its general partner
By:	KPG BTC Management LLC, its sole member /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member